Exhibit 99.1

Tyson Foods Updates Outlook for Fiscal 2018

Springdale, Ark., July 30, 2018 - Tyson Foods, Inc. (NYSE: TSN) today revised fiscal year 2018 guidance. Although unable to reconcile revised 2018 adjusted earnings per share guidance to GAAP, the company now expects adjusted earnings for fiscal year 2018 to approximate $5.70-6.00 per share. Previously, the company had expected adjusted earnings per share of $6.55-6.70. Please see below for more information related to GAAP earnings per share guidance.

The primary drivers for this fiscal 2018 guidance update are:

•	Uncertainty in trade policies and increased tariffs negatively impacting domestic and export prices - primarily chicken and pork

•	Increased volatility in the commodity markets resulting in a greater than expected increase in the domestic supply of proteins and lower sales prices

•	Sluggish domestic chicken demand due to such pricing of competing proteins

•	Pork margin compression driven by an imbalance in supply and demand

•	A benefit from tax reform of about $0.77 per share vs. a previous projection of $0.85 cents per share.

“The fundamentals of our business are solid, and global demand for protein in all forms remains strong,” said Tom Hayes, Tyson Foods president and chief executive officer. “Our beef and prepared foods businesses are performing very well, and I believe the diversity of our portfolio of proteins and brands has given us some level of insulation from challenging market conditions. Our forecasted earnings range reflects the current market volatility in meat prices.

“The combination of changing global trade policies here and abroad, and the uncertainty of any resolution, have created a challenging market environment of increased volatility, lower prices and oversupply of protein. We will continue to watch these conditions carefully.

“Through pricing and aggressive cost management, we’re working to stabilize the impact of freight and feed ingredient costs; however, we still face pressure on chicken sales volume and pricing due to the abundance of relatively low-priced beef and pork on the market. We are working to mitigate these pressures, but our fourth quarter is off to a slower than expected start driven primarily by market related factors. We expect the supply-demand imbalance to equilibrate, and we remain confident in our ability to grow our company and create long-term shareholder value. Our management team has a strong grasp of both the short and long term challenges and is actively driving the business to overcome them.”

The company expects to discuss fiscal third quarter 2018 results and provide initial thoughts on fiscal 2019 in a conference call Monday, Aug. 6, at 9 a.m. Eastern (8 a.m. Central).

To listen to the live webcast of the call and view supplemental information, go to the company’s investor website at http://ir.tyson.com on Aug. 6. The webcast also will be available by using the direct link https://event.on24.com/wcc/r/1772323/644C0C84C34F5D18690D86122F0D286D.

Exhibit 99.1

For those dialing in, we encourage participants to pre-register for the conference call using the following link: http://dpregister.com/10122639. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the operator. Participants may pre-register at any time, up to and including after the call has started.

Those without internet access or who are unable to pre-register may dial in by calling:

U.S. Toll Free:	1-844-890-1795
International Toll:	1-412-717-9589

A telephone replay will be available until Sept. 6 at:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	855-669-9658
Replay Access Code:	10122639

The earnings call will be webcast (live and replay) at http://ir.tyson.com and on the Tyson IR App. To download Tyson Foods’ free investor relations app, which offers access to SEC filings, news releases, transcripts, webcasts and presentations, please visit the App Store for iPhone and iPad or Google Play for Android mobile devices.

GAAP earnings per share guidance
Certain information necessary to calculate guidance for fiscal year 2018 earnings per share on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. These potential items include, but are not limited to, the potential gains or losses upon the completion of the previously announced sale of certain of our non- protein businesses and potential impairments of long-lived assets and intangible assets. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of this measure without unreasonable efforts. Adjusted earnings per share should not be considered a substitute for net income per share attributable to Tyson or any other measure of financial performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

About Tyson Foods
Tyson Foods, Inc. (NYSE: TSN) is one of the world’s largest food companies and a recognized leader in protein. Founded in 1935 by John W. Tyson and grown under three generations of family leadership, the company has a broad portfolio of products and brands like Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, Aidells®, ibp® and State Fair®. Tyson Foods innovates continually to make protein more sustainable, tailor food for everywhere it’s available and raise the world’s expectations for how much good food can do. Headquartered in Springdale, Arkansas, the company had 122,000 team members at September 30, 2017. Through its Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members and serve as a steward of the animals, land and environment entrusted to it.

Forward-Looking Statements
Certain information contained in the press release may constitute forward-looking statements, including but not limited to statements relating to expected performance and statements relating to adjusted earnings per share guidance. These forward-looking statements are subject to a number of factors and uncertainties which could cause our actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy;  (ii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins

Exhibit 99.1

and demand for alternative proteins; (iii) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (iv) the integration of AdvancePierre Foods Holdings, Inc.; (v) the effectiveness of our financial fitness program; (vi) the implementation of an enterprise resource planning system; (vii) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (viii) changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) our ability to leverage brand value propositions; (xiii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiv) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xv) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xvi) adverse results from litigation; (xvii) cyber incidents, security breaches or other disruptions of our information technology systems; (xviii) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xix) risks associated with our commodity purchasing activities; (xx) the effect of, or changes in, general economic conditions; (xxi) significant marketing plan changes by large customers or loss of one or more large customers; (xxii) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics or extreme weather; (xxiii) failure to maximize or assert our intellectual property rights; (xxiv) our participation in a multiemployer pension plan; (xxv) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (xxvi) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; (xxvii) volatility in capital markets or interest rates; and (xxviii) those factors listed under Item 1A. “Risk Factors” included in our Annual Report filed on Form 10-K for the period ended September 30, 2017.

Investor Contact: Jon Kathol, 479-290-4235
Media Contact: Gary Mickelson, 479-290-6111